Exhibit 99.2

Q4 FY2017   EARNINGS CALL SCRIPT
Please find following a summary of our operational results for this past quarter, Q4 FY2017 as well as for the full year FY2017. The purpose of these notes is to add more detail to the standard press release that we issue each quarter. We intend to dedicate the Earnings Call time to answer any specific questions that anyone may have on our results or performance year-to-date.

OVERALL
We followed a strong Q3 (with results on key growth metrics generally above Q3 FY2016) with a strong Q4. Revenue this quarter increased by 0.3% over Q4 FY2016, despite our starting gross loans being lower by 4.4% than in Q4 FY2016. Furthermore, same store growth (meaning stores open both years) in our US business was positive for the full year in terms of accounts and unique customers, representing the first time in several years that we did not shrink on these metrics.

Net income was also up in Q4 FY2017 – an increase of 6.8% versus Q4 FY2016. This represents the first time in seven quarters that we have experienced an increase in net income (compared to same quarter previous year) and can be attributed in large part to an improvement in loan quality and a decrease in our provision. Our net charge-offs as a percentage of average net loans decreased from 18.9% to 15.4%. This lead to a reduction in our provision of $3.7 million.

Our operating statistics in terms of growth and quality of accounts for Q4 FY2017 continued the trend seen in Q3, again showing a solid improvement over the same quarter a year ago. For Q4 FY2017, we were again able to increase the number of new and returning customers that we added to our base compared to the same quarter a year ago. We consider this a very positive sign towards the future growth potential of the company. Furthermore, we have consistently improved new borrower and former borrower solicitation and have a solid plan for continued improvement in FY2018.

Revenue for the full year declined 4.6% and net income declined 15.8%. This is not surprising as we started FY2017 with gross loans that were 3.9% below gross loans at the beginning of FY2016. However, for the full year, we not only grew in both unique customers and in accounts, but this growth is the first time since before 2014 that our company grew on these metrics. We consider this a very significant achievement.

Total dollar delinquency in the US (which is balances over 30 days past due), has reduced versus last fiscal year when comparing every month in this most recent quarter on a recency basis; and charge-off levels are also lower than a year ago, although still more elevated than in recent years.

We continue to be pleased with our decision to end field calls in December 2015. Unlike some of our competitors who have now returned to field calling having previously stopped it around the same time, we have no plans to return to this collection method. The rise in the dollar value of charge-offs is only marginally above the cost savings we have experienced through the elimination of field calls. We continue to believe the resulting reduction in personnel and mileage expenses combined with the ability for great associates to be promoted to branch manager without a required stage in collecting first, will increase the strength of our associate base and further improve branch performance, thus creating a more cohesive office environment.

LOAN PORTFOLIO PERFORMANCE
Account performance
As we have explained before, we believe that the number of unique customers that we have is a critical measure of future growth (as long as underwriting criteria has not deteriorated). The total number of unique customers in the US of 737,000 at the end of the quarter is 61,000 below our peak of around 797,000 unique customers as of March 31 for the last five years. However, the number of unique customers we lost this quarter was 20% lower than in Q4 FY2016. (Our last quarter of the fiscal year is always higher in paybacks than in new loan originations due to our customers receiving their tax refunds.)

We are very pleased to see that our runoff rate in the latest quarter has been lower not just than the same quarter in FY2016. This fiscal year, for the first time since before 2014, we have actually added unique customers (including the acquisition, which added 8,088 customers).

Furthermore, we have brought in these new customers at lower loan sizes than in the past, which we expect to result in lower charge-offs for this customer group as well as an increased opportunity to offer higher loan amounts as the payment performance merits.

Looking at same-store account growth, we are up 0.6%, with 496 (45%) of our full-year-operated branches managing to grow their accounts. Therefore, we are very pleased with our account growth performance this quarter and full fiscal year.

Gross loan performance
This quarter we continued the trend of Q3 by improving on our performance versus the same quarter FY2016. For the US and Mexico combined, our gross loans contracted by 31% less than in Q4 FY2016; for the full year, our gross loans are down 0.7%. We are particularly pleased about this small reduction, when new originations have been made at smaller dollar values than in the past.

Looking at same-store gross loan growth in the US, we are down 2.4%. However, 429 (38%) of our full-year-operated branches were able to grow their gross loans this fiscal year. Of course, since our gross loans in the US began Q4 FY2017 at lower levels than a year earlier (5.3% smaller), it is not surprising that, in spite of shrinking our gross loans less this quarter than Q4 FY2016, we are still not at previous levels, and so our interest and fee income as well as insurance income are not as high as a year ago.

Credit quality of customer base
We have continued to reduce our lending to lower credit score customers; the average credit score of our customer base continues to rise as our current customers improve their scores and new customers that we bring in have higher scores than in the past. The average credit score for Q4 originations (just like in Q3) are up in all categories (new borrowers, former borrowers and refinancings) compared to a year ago, and are now at the highest average credit score levels that we’ve seen in the last four years. We expect these higher credit scores to lead to lower future charge-offs for this tranche of customers – certainly lower than charge-offs would have been without moving more strongly into these higher credit quality segments.

Refinancing
Refinances in January and February increased from the equivalent months a year earlier in number and percent of ledger for the US, having been much lower than year-over-year in preceding months. For the full year, refinancing as a percent of ledger is down slightly at 16.3% versus 16.5% in FY2016.

Delinquencies and charge-offs
When we stopped field calling abruptly in December 2015, we did see a subsequent increase in charge-offs, as mentioned in previous Earnings Calls, which has caused us to have a heightened focus on improving recoveries and reducing delinquencies.

From December through February, we have experienced a trend of lower total delinquencies each month year-on-year in the US, especially in the 30-day contractual bucket. We expect this to have a positive effect on future charge-offs, as we have fewer delinquencies in the pipeline that could potentially become charged off in the future if not rehabilitated. Furthermore, the continued improvement in credit scores of our current customer base should also have a positive effect on reducing future charge-offs. In fact, our charge-offs this past March were down considerably from last March, and they are also trending better in April (both as a percent of ledger and as a total value).

We created the new position of Director of Recoveries, tasked with implementing centralized and consistent collections strategy to maximize each stage of the recoveries process. In April, we hired a very experienced leader to fill this position.

We have also improved on all our usual metrics of repayment performance versus a year earlier as well as our recoveries activities, both in frequency and in the variety of offerings we present to our charged-off and very delinquent customers.

GROWTH STRATEGIES
Live checks program: We completed five tests in four states in FY2017, where previously our company had no experience in this channel. We have been improving our response rate and reducing our risk with each test. Through this channel, we have brought back approximately 17,000 former customers to World.

Direct Mail: Our direct mail loan volume had been decreasing every year since 2011. This year, we not only brought in more direct mail customers than in FY2016, but we are now bringing in more customers through direct mail than at any time since 2012. We attribute this to our world-class Data Analytics and Marketing teams who have strengthened both our customer selection and marketing materials.

Texting: The percentage of our customers signed up to receive text messages is at the highest level in our company’s history.

New Branches:
This quarter, we continued our focus on improving efficiency by closing branches where historical nor future profitability would be achieved. Many times, these were branches that had been opened in close proximity to each other in the same small town, each with a small number of accounts, and so merging to make one larger profitable branch made infinitely more sense. Thus this “rationalization” meant we closed 13 branches in Q4, bringing the total to 44 branches this fiscal year, significantly more than in years past, where we generally did not close branches at all. For example, from 2010-2014, we only closed 12 branches; in FY2015, when we began to allow branch closures, we closed 18 branches, followed by 15 in FY2016. We expect that in FY2018, the number of closures will be very significantly reduced.

For new branches, we are using much more data than in the past to determine optimal locations to open branches (and thus avoid the need for closure a few years down the road). Furthermore, Q4 is not traditionally a time when we open branches, it being right after our growth season. This Q4 we opened three new branches. This fiscal year we only opened 10 new branches (mostly in states where our presence is newer), compared to 29 the previous year, and many more in the several years prior to that. In FY2018, we expect once again to return to growing net branch numbers both in our long-standing and newer states, and indeed, already have many new locations selected as possessing high potential for our business.

We are excited by our acquisition in Georgia that brings us 14 new branches and $18.9 million in gross loans. Given the regulatory difficulty of obtaining branch licenses in Georgia, which therefore limits the ability to grow, this acquisition gives us branches in locations we could not otherwise obtain and thus gives us a new customer base on which to expand. We also believe this is a good signal to the industry that after several years without any acquisition over $5 million in gross loans, we are actively considering additions that strengthen our business in current markets or possibly in new ones.

We continue our migration to one single brand name so as to maximize brand value, name recognition and marketing spend. We bought the trademark for World Finance in Oklahoma this fiscal year and are now also migrating those branches (when moved or remodeled) from the World Acceptance brand name. Currently, 1061 out of our 1169 US branches are under the World Finance name.

All of our US branches are also now working successfully under our new extended hours, including Saturday.

In the US and Mexico, we currently have 1,327 open branches, only down by 1% from FY2016.

United Motor Club:
UMC, a product that offers roadside coverage and other value-added services to motorists and is not connected to our loan products, is a small but profitable component of our business. In FY2017, we changed our operating system to make it easier for our branch associates to offer UMC appropriately to our customers and, as a result, we have seen revenues in Q4 (as already in Q3) above the same quarter of FY2016. This quarter, revenues were up 23.8% versus the same quarter a year ago. UMC revenue for the full year at $2.5 million was flat compared to FY2016.

OTHER PERFORMANCE DETAILS
Tax Preparation:
In FY2016, we had an excellent year in our tax preparation business, with the introduction of an advance product which better met our customers’ needs and increased the number of tax preparations by 13% compared to FY2015. This fiscal year, we improved on our marketing of the offering, and experienced another increase, this time over 15% in the number of tax filings we prepared. This growth over two years equates to more than 29%; the number of tax filings we prepared in FY2017 is also a record high for the company, beating our previous record set in 2008.

In FY2017, we also increased the average price of our tax prep service by 7.1%, thus increasing the revenue from our tax prep business YOY by 23%, giving us an increase of $2.8 million compared to tax season FY2016.

We are particularly pleased that we managed to grow at this level when, according to GlobeNewswire, major tax preparer H&R Block reported a decline in its e-filings of 0.1% compared to the IRS reported reduction of 0.3%.

Personnel Expense:
Overall personnel expenses increased $3.2 million or 7.2% in Q4 compared to the same quarter of last year. The primary reason for the increase was an increase of $2.2 million in incentive expense during the quarter as a result of improved branch level performance. Also, share-based compensation increased $1.7 million during the quarter due to the release of expense previously accrued for restricted stock awards in Q4 2016. Our payroll and overtime expense also increased $400,000 quarter over quarter. This was off-set by a decrease in benefit expense of $1.2 million due to lower health insurance and workers compensation expense.

In order to ensure we use our field personnel productively, we have created guidelines for full-time associates proportional to branch size and we are tracking these on a quarterly basis and reducing/ increasing per branch as needed to maximize our efficiency.

We continue to believe that we can reduce our field personnel costs over time. The elimination of field calls allows more time to be spent at the branch level focused on improving branch performance. We have re-written our Monthly Supervisor Report to focus much more on training and coaching than the basics of passing an audit, which we believe our field personnel are more than capable of doing. We are also ramping up our focus on hiring Associates with more than a high school diploma, as we have found that for the most part, the turnover is lower and the performance is higher for folks with an Associate’s degree or at least one-or-more year degree beyond high school.

Mexico:
Our Mexico business has had another very good quarter. Gross loans in Mexico increased 13.7% in US dollars. However, gross loans in Mexico increased 23.5% in Mexican pesos. Avance, our traditional installment loan business, continues to grow while reducing delinquencies. Loans 60 days or more past due on a recency basis in our VIVA business increased to 14.6% compared to 10.2% the same quarter of FY2016. We continue to closely monitor late payments from a few specific unions and to diversify our union base in order to limit exposure in any one specific union or state.

Revolving credit from bank group:
We are pleased to say that we have renegotiated our revolving credit facility with our bank lending group. The credit facility reduced from $460 million to $370 million on March 31, 2017. However, the renegotiated terms in fact increase the facility to $480 million and extend our term to June 15, 2019. The interest rate remains the same and the initiation fee for the new contract was in line with past renewals. We are pleased to say that a new bank joined our lending group, coming in with a commitment of $50 million, while all of our current bankers remained in the group. We do not foresee any constraints on our growth in FY2018.

Our current debt to equity ratio is 0.6:1. We consider 2:1 to be a conservative level and we are clearly significantly below that level. The amended revolving credit agreement allows for the repurchase of shares, subject to certain conditions; therefore, we expect to use some portion of cashflow to repurchase shares up to 50% of consolidated adjusted net income during FY2018.

REGULATORY ENVIRONMENT
There have been no significant changes in state regulations nor do we see any impending passed regulations that will affect our business model at this time.

CFPB:
Regarding proposed regulations from the CFPB on small dollar lending, as the proposal stands at present, we believe that the effect on our business practices will be fairly limited, though we will not be able to determine that conclusively until / if the final new regulations come into existence. With the change in government leadership, it is unclear on the expected timetable for these regulations to be issued. Regarding the CID issued to World in March of 2014, we have no further information to add.

IN SUMMARY
We are pleased with our continued growth in our Mexico businesses. We are also pleased with our operational improvements in the US, above all in growing our unique customer base for the first time in four years and shrinking our gross loans much less than a year ago. Our US same store growth in unique customers and accounts demonstrates that our improvements in marketing and underwriting processes are showing signs of success. We are pleased with the increase in credit quality of both our new customers and our portfolio in general. The myriad of operating changes we continue to make to constantly improve our business are also showing positive results. The question “How can we do better?” is now something we ask ourselves every day and fully ingrain into our corporate culture.

For FY2018, we have a strong focus on three areas: further strengthening our recoveries, increasing current customer loan sizes where warranted and desired, and generally expanding and improving our digital activities and presence.

We look forward to continuing to improve our operating metrics in both our US and Mexico operations in FY2018.